UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 26, 2008

VAUGHAN FOODS, INC.
(Exact name of Registrant as specified in its charter)

Oklahoma	001-33446	73-1342046

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

216 N.E. 12th Street, Moore, OK 73160

(Address Of Principal Executive Office) (Zip Code)

(405) 794-2530
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On November 26, 2008, the Compensation Committee of the Board of Directors of Vaughan Foods, Inc. (“Vaughan”) approved the award of incentive stock options, as defined by Section 422 of the Internal Revenue Code, to purchase 544,120 shares of Vaughan’s common stock, par value $0.001 per share (the “Common Stock”), to a total of 29 employees, including an aggregate of 215,000 to Vaughan’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Corporate Controller, pursuant to the Vaughan Foods, Inc. 2006 Equity Incentive Plan, as amended (the “Plan”). A total of 115,000 shares, which are included in the 544,120 issued incentive stock options, were issued to employees owning 10% or more of Vaughan’s Common Stock. Additionally, 37,500 non-qualified stock options were issued to consultants.

     The Plan was duly adopted and approved by the stockholders of Vaughan at the Annual Meeting of the stockholders of Vaughan held on August 7, 2008. In the case of employees owning 10% or more of Vaughan’s Common Stock, the options have an exercise price of $0.76 per share, or 110 percent of the fair market value of Vaughan’s Common Stock on the date of grant, and represent in the aggregate options to purchase 115,000 of shares of Vaughan’s Common Stock. For all other employees and consultants, the options have an exercise price of $0.69 per share, the fair market value of the Common Stock on the date of grant, and represent options to purchase 466,620 shares of Vaughan’s Common Stock.

     On November 26, 2008, the Board of Directors of Vaughan also approved the award of non-qualified stock options to its three non-employee directors pursuant to the Plan. The options have an exercise price of $0.69 per share, the fair market value of the Common Stock on the date of grant, and represent options to purchase 30,000 shares of Vaughan’s Common Stock.

     A total of 1,000,000 shares of Vaughan’s Common Stock are issuable under the Plan. All the above described options vest according to a four-year vesting schedule, with 25 percent vesting on the one year anniversary of the option grant date, and 25 percent on each subsequent anniversary of the option grant date. The options vest immediately in the event of a Change in Control of Vaughan, as defined in the Plan. All options granted to individuals owing 10 percent or more of the Common Stock of Vaughan expire within five years of the option grant date, and all other options expire within 10 years of the option grant date. The Plan was filed as an exhibit to Vaughan’s Annual Report on Form 10-K for the year ended December 31, 2007, on March 20, 2008. The form of the Incentive Stock Option Agreement for employee incentive stock options issued under the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K. The form of the Non-Employee Director Nonqualified Stock Option Agreement for nonqualified stock options issued under the Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K. The form of the Consultant Nonqualified Stock Option Agreement for nonqualified stock options issued under the Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K.

     The Company intends to file a registration statement on Form S-8 with the Securities and Exchange Commission registering the Common Stock issuable under the terms of the Plan before any options issued under the Plan are exercisable.

Item 9.01: Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.

10.1	Form of Employee Incentive Stock Option pursuant to the Vaughan Foods, Inc. 2006 Equity Incentive Plan, as amended

10.2	Form of Non-Employee Director Non-Qualified Option pursuant to the Vaughan Foods, Inc. 2006 Equity Incentive Plan, as amended

10.3	Form of Consultant Non-Qualified Option pursuant to the Vaughan Foods, Inc. 2006 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Vaughan Foods, Inc.

Dated: December 3, 2008	By:	/s/ Herb Grimes
Herb Grimes
Chairman and Chief Executive Officer